Exhibit 99.1

News release

QLT ANNOUNCES TERMINATION OF MERGER AGREEMENT
WITH INSITE VISION

For Immediate Release	September 15, 2015

VANCOUVER, CANADA — QLT Inc. (NASDAQ:QLTI) (TSX:QLT) (“QLT”) today announced that its agreement to acquire InSite Vision Incorporated (OTCBB: INSV) (“InSite”) has been terminated.

On September 4, 2015, QLT announced that it had been advised that the board of directors of InSite had determined that the second unsolicited offer (the “New Proposal”) received by InSite from Sun Pharmaceutical Industries Ltd. (“Sun”) to acquire InSite for $0.35 per share in cash constituted a “Company Superior Proposal” as defined in the Amended and Restated Merger Agreement.  QLT then had the option to negotiate with InSite a possible amendment to the terms of the Amended and Restated Merger Agreement.  QLT was unwilling to provide an offer that InSite indicated it would deem superior to the Sun proposal.  As a result, on September 15, 2015, InSite notified QLT that InSite was exercising its right to terminate the Amended and Restated Merger Agreement in order to enter into an agreement with Sun. InSite has paid a termination fee to QLT in the amount of $2,667,000 plus all principal and interest owed by InSite to QLT under the June 8, 2015 secured loan advanced in connection with the Amended and Restated Merger Agreement.  Under the terms of its original Agreement and Plan of Merger, dated June 8, 2015, QLT proposed to acquire InSite for $0.178 per share in an all-share transaction.

“The QLT board recognizes that this is the second transaction in the past 12 months that did not come to fruition, with both offers trumped by proposals from large pharmaceutical companies that were willing to pay significant premiums to acquire these assets. In both cases, the tremendous value of our proposals was validated by subsequent premiums of greater than 75 and 100 percent over our pre-agreement values for Auxilium and InSite, respectively,” said Jason M. Aryeh, Chairman of the Board of QLT.  “We will continue to maintain this same intense discipline in identifying future opportunities for deploying capital, with the goal of pursuing a strategic path that is unequivocally in the best interests of QLT and our shareholders and offers significant value.”

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our website at www.qltinc.com.

QLT Inc. Contacts:

For Investors:

Andrea Rabney or David Pitts

Argot Partners

P: 212-600-1902

andrea@argotpartners.com

david@argotpartners.com

For Media:

Chuck Burgess or Mike Pascale

Abernathy MacGregor

P:212-371-5999

clb@abmac.com

mmp@abmac.com

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include statements which contain language such as: “assuming,” “prospects,” “goal,” “will,” “future” “projects,” “potential,” “could,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following risks, uncertainties and other factors: the effect that QLT’s announcements and actions will have on the market price of our securities; factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.